Exhibit 99.2

NYSE: **REXR**

Rexford Industrial Realty

3Q 2026 Supplemental Financial Reporting Package

Rexford Industrial

9615

9615 Norwalk Boulevard | Mid-Counties

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2025 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 10, 2026, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team

Laura Clark	Chief Executive Officer, Director
John Nahas	Chief Operating Officer
Michael Fitzmaurice	Chief Financial Officer
David E. Lanzer	General Counsel and Corporate Secretary

Board of Directors

Tyler H. Rose	Chairman
Laura Clark	Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director
David P. Stockert	Director

Investor Relations Information

Doug Bettisworth
SVP, Investor Relations and Capital Markets
dbettisworth@rexfordindustrial.com

Equity Research Coverage

BofA Securities	Samir Khanal	(646) 855-1497	J.P. Morgan Securities	Michael Mueller	(212) 622-6689
Barclays	Brendan Lynch	(212) 526-9428	Jefferies LLC	Jonathan Petersen	(212) 284-1705
BMO Capital Markets	John Kim	(212) 885-4115	Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
BNP Paribas Exane	Nate Crossett	(646) 342-1588	Raymond James & Associates	David Rodgers	(727) 590-6578
Cantor Fitzgerald	Richard Anderson	(929) 441-6927	Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Citigroup Investment Research	Craig Mailman	(212) 816-4471	Scotiabank	Greg McGinniss	(212) 225-6906
Colliers Securities	Barry Oxford	(203) 961-6573	Truist Securities	Anthony Hau	(212) 303-4176
Deutsche Bank	Omotayo Okusanya	(212) 250-9284	Wells Fargo Securities	Blaine Heck	(443) 263-6529
Evercore ISI	Michael Griffin	(212) 446-9462	Wolfe Research	Andrew Rosivach	(646) 582-9250
Green Street Advisors	Vince Tibone	(949) 640-8780
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended September 30, 2026

Total # of Properties	384
Total Rentable Square Feet	44,469,043
Total Portfolio Occupancy	91.3%
Same Property Portfolio Occupancy	96.9%
Total Portfolio NOI Growth	(5.3)%
Same Property Portfolio NOI Growth	(2.6)%
Same Property Portfolio Cash NOI Growth	(1.1)%
Core FFO Growth	(6.4)%
Core FFO/Share Growth	0.0%
Credit Ratings S&P/Moody's/Fitch (All Stable Outlook)	BBB+ Baa2 BBB+
Net Debt to Adjusted EBITDAre	3.8x

Third Quarter 2026 Supplemental Financial Reporting Package	Page 4

Financial and Portfolio Highlights and Capitalization Data.(1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Financial Results:
Total rental income	$235,837	$242,996	$242,141	$243,230	$246,757
Net income (loss)	$18,070	$(523,811)	$94,562	$(67,735)	$93,056
Net Operating Income (NOI)	$178,841	$186,782	$185,378	$183,943	$188,878
Company share of Core FFO	$132,698	$141,402	$139,758	$136,182	$141,700
Company share of Core FFO per common share - diluted	$0.60	$0.63	$0.61	$0.59	$0.60
Adjusted EBITDAre	$156,824	$182,052	$178,557	$177,808	$182,624
Dividend declared per common share	$0.435	$0.435	$0.435	$0.430	$0.430
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	44,469,043	49,934,203	50,445,312	51,161,188	50,850,824
Ending occupancy	91.3%	90.0%	90.7%	90.2%	91.8%
Ending occupancy excluding repositioning/development	96.1%	94.8%	95.2%	96.0%	97.3%
Net Effective Rent Change	7.1%	(2.8)%	(10.0)%	22.0%	26.1%
Cash Rent Change	(3.0)%	(11.3)%	(15.4)%	9.0%	10.3%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(2)(3)	96.9%	94.9%	95.7%	96.6%	97.1%
Same Property Portfolio NOI growth(3)(4)	(2.6)%	(0.1)%	2.6%
Same Property Portfolio Cash NOI growth(3)(4)	(1.1)%	1.1%	3.0%
Capitalization:
Total shares and units issued and outstanding at period end(5)	222,935,580	231,077,181	233,127,293	238,245,286	240,452,878
Series B and C Preferred Stock and Series 3 CPOP Units	$173,250	$173,250	$173,250	$173,250	$173,250
Total equity market capitalization	$8,259,123	$7,914,336	$7,803,506	$9,398,107	$10,058,268
Total consolidated debt	$2,786,284	$3,285,503	$3,271,720	$3,278,649	$3,278,896
Total combined market capitalization (net debt plus equity)	$10,621,817	$11,167,613	$11,023,512	$12,510,978	$13,088,208
Ratios:
Net debt to total combined market capitalization	22.2%	29.1%	29.2%	24.9%	23.2%
Net debt to Adjusted EBITDAre (quarterly results annualized)	3.8x	4.5x	4.5x	4.4x	4.1x
(1)For definition/discussion of non-GAAP financial measures & reconciliations to their nearest GAAP equivalents, see definitions section & reconciliation section beginning on page 32 and page 11 of this report, respectively.
(2)Reflects the ending occupancy for the 2026 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 35.
(3)For comparability, Same Property Portfolio ending occupancy, NOI growth and Cash NOI growth for all comparable periods have been restated to remove the results of properties sold during Q3-2026. See page 30 for details related to dispositions.
(4)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(5)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 8,674,743 (Sep 30, 2026), 8,716,332 (Jun 30, 2026), 8,605,741 (Mar 31, 2026), 8,288,228 (Dec 31, 2025) and 8,155,706 (Sep 30, 2025). Excludes the following # of shares of unvested restricted stock: 603,204 (Sep 30, 2026), 628,208 (Jun 30, 2026), 1,764,934 (Mar 31, 2026), 1,623,077 (Dec 31, 2025) and 513,234 (Sep 30, 2025). Excludes unvested LTIP units and unvested performance units.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 5

Guidance.
As of September 30, 2026
2026 OUTLOOK*

	Q3 2026 Updated Guidance	Q2 2026 Guidance	YTD Results as of September 30, 2026
Earnings
Net Loss Attributable to Common Stockholders per diluted share(1)(2)	($1.55) - ($1.52)	($1.32) - ($1.27)	$(1.80)
Company share of Core FFO per diluted share(1)(2)	$2.41 - $2.44	$2.38 - $2.43	$1.85

Same Property Portfolio(3)
Same Property Portfolio NOI Growth - Net Effective	(0.25)% - 0.25%	(1.25)% - (0.25)%	(0.1)%
Same Property Portfolio NOI Growth - Cash	0.25% - 0.75%	(0.75)% - 0.25%	0.9%
Average Same Property Portfolio Occupancy (Full Year)	95.8% - 96.0%	95.3% - 95.7%	95.9%

Capital Allocation
Dispositions	$1.7B - $2.0B	$1.5B - $2.0B	$1.5B
Repositioning/Development Annualized Stabilized Cash NOI(4)	$16M - $18M	$16M - $18M	$5M
Repositioning/Development Starts (SF)	0.8M	1.2M	0.3M
Repositioning/Development Starts (Total Estimated Project Costs)	$125M - $130M	$160M - $170M	$40M

Other Assumptions
General and Administrative Expenses	+/-$57M	+/-$57M	$42.0M
Interest Expense(5)	+/-$105M	+/-$105M	$82.8M

(1)2026 Net Loss and Core FFO Guidance reflects the Company's in-place portfolio as of October 22, 2026, as well as guidance expectations related to investment activity.
(2)See page 36 for a reconciliation of the Company’s 2026 guidance range of net loss attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)2026 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned for the period from January 1, 2025 through October 22, 2026, and excludes properties that were or will be classified as repositioning or development (current and future) or lease-up during 2025 and 2026 (as separately listed on pages 25-29) and select buildings in other repositioning and properties included in the 2026 disposition guidance.
(4)Represents estimated annualized Cash NOI for repositioning and development projects expected to stabilize in 2026, including projects that stabilized in Q1 through Q3 2026.
(5)Interest Expense excludes the $2.9 million gain on the termination of interest rate swaps associated with the repayment of the $300 million term loan due May 2027 recognized in Q3 2026.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, inflation, the economy, tariffs, geopolitical risks including impacts from the war in the Middle East, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 6

Guidance (Continued).
As of September 30, 2026

2026 Guidance Rollforward(1)

Earnings Components	Range ($ per share)		Notes
Q2 2026 Core FFO Per Diluted Share Guidance	$2.38	$2.43
Same Property Portfolio NOI Growth - Net Effective	0.03	0.01	Projected higher average occupancy driven by better-than-expected leasing; lower projected bad debt expense
Current 2026 Core FFO Per Diluted Share Guidance	$2.41	$2.44
Core FFO Per Diluted Share Annual Growth	0.4%	1.7%
(1)2026 Guidance and Guidance Rollforward represent the in-place portfolio as of October 22, 2026, as well as guidance expectations related to investment activity.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 7

Consolidated Balance Sheets.
(unaudited and in thousands)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
ASSETS
Land	$6,326,663	$7,104,413	$7,562,694	$7,689,921	$7,774,737
Buildings and improvements	4,109,826	4,541,066	4,821,492	4,677,318	4,607,202
Tenant improvements	211,910	206,540	205,656	198,161	194,405
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	312,737	324,365	327,029	451,109	475,072
Total real estate held for investment	10,961,268	12,176,516	12,917,003	13,016,641	13,051,548
Accumulated depreciation	(1,197,110)	(1,163,226)	(1,219,932)	(1,165,792)	(1,119,746)
Investments in real estate, net	9,764,158	11,013,290	11,697,071	11,850,849	11,931,802
Cash and cash equivalents	423,590	32,226	51,714	165,778	248,956
Restricted cash	—	—	—	—	65,464
Loan receivable, net	124,049	123,934	123,819	123,704	123,589
Rents and other receivables, net	15,540	12,132	11,962	13,958	15,727
Deferred rent receivable, net	206,632	210,474	205,398	190,376	181,439
Deferred leasing costs, net	98,587	90,864	92,022	87,745	82,227
Deferred loan costs, net	5,372	5,877	6,382	6,886	7,391
Acquired lease intangible assets, net(1)	94,937	114,489	130,045	140,627	154,931
Acquired indefinite-lived intangible asset	5,156	5,156	5,156	5,156	5,156
Interest rate swap assets	16,985	9,247	4,562	2,025	2,804
Other assets	31,841	16,987	20,500	25,609	31,522
Assets associated with real estate held for sale, net	—	—	48,761	—	—
Total Assets	$10,786,847	$11,634,676	$12,397,392	$12,612,713	$12,851,008
LIABILITIES & EQUITY
Liabilities
Notes payable	$2,767,195	$3,263,724	$3,247,451	$3,251,909	$3,249,733
Interest rate swap liability	—	3	9	829	1,626
Accounts payable, accrued expenses and other liabilities	137,943	99,101	125,007	120,849	153,558
Dividends and distributions payable	97,407	100,960	102,418	103,399	103,913
Acquired lease intangible liabilities, net(2)	101,565	105,856	110,914	116,487	122,870
Tenant security deposits	89,204	92,386	95,219	92,444	91,835
Tenant prepaid rents	78,248	79,518	82,186	88,777	85,114
Liabilities associated with real estate held for sale	—	—	482	—	—
Total Liabilities	3,271,562	3,741,548	3,763,686	3,774,694	3,808,649
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,149	2,230	2,263	2,316	2,328
Additional paid in capital	8,326,486	8,631,341	8,745,875	8,945,123	8,993,439
Cumulative distributions in excess of earnings	(1,333,548)	(1,255,153)	(651,692)	(642,130)	(474,813)
Accumulated other comprehensive income (loss)	14,978	7,473	2,887	(422)	(515)
Total stockholders’ equity	7,165,741	7,541,567	8,255,009	8,460,563	8,676,115
Noncontrolling interests	349,544	351,561	378,697	377,456	366,244
Total Equity	7,515,285	7,893,128	8,633,706	8,838,019	9,042,359
Total Liabilities and Equity	$10,786,847	$11,634,676	$12,397,392	$12,612,713	$12,851,008
(1)Includes net above-market tenant lease intangibles of $10,478 (Sep 30, 2026), $14,559 (Jun 30, 2026), $17,674 (Mar 31, 2026), $19,460 (Dec 31, 2025) and $22,574 (Sep 30, 2025), and a net below-market ground lease intangible of $12,230 (Sep 30, 2026), $12,271 (Jun 30, 2026), $12,312 (Mar 31, 2026), $12,354 (Dec 31, 2025) and $12,395 (Sep 30, 2025).
(2)Represents net below-market tenant lease intangibles as of the balance sheet date.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 8

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Revenues
Rental income(1)	$235,837	$242,996	$242,141	$243,230	$246,757
Management and leasing services	—	—	—	197	118
Interest income	3,266	2,510	2,937	4,670	6,367
Total Revenues	239,103	245,506	245,078	248,097	253,242
Operating Expenses
Property expenses	56,996	56,214	56,763	59,287	57,879
General and administrative	13,431	13,693	14,925	19,199	20,037
Depreciation and amortization	74,440	73,479	72,933	76,819	81,172
Total Operating Expenses	144,867	143,386	144,621	155,305	159,088
Other (Expenses) Income
Other income	—	3,500	1,350	—	—
Other expenses, net	(2,561)	2,001	(102)	(65,910)	(4,218)
Interest expense(2)	(24,785)	(28,571)	(26,600)	(25,451)	(25,463)
Impairment of real estate	(71,834)	(624,754)	(6,824)	(89,097)	—
Debt extinguishment and modification expenses	(194)	—	—	—	—
Gains on sale of real estate	23,208	21,893	26,281	19,931	28,583
Total Other (Expenses) Income	(76,166)	(625,931)	(5,895)	(160,527)	(1,098)
Net Income (Loss)	18,070	(523,811)	94,562	(67,735)	93,056
Less: net (income) loss attributable to noncontrolling interests	(685)	19,665	(3,375)	2,312	(3,137)
Net income (loss) attributable to Rexford Industrial Realty, Inc.	17,385	(504,146)	91,187	(65,423)	89,919
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: earnings allocated to participating securities	(430)	(441)	(1,008)	(952)	(519)
Net income (loss) attributable to common stockholders	$14,641	$(506,902)	$87,865	$(68,690)	$87,086

Earnings per Common Share
Net income (loss) attributable to common stockholders per share - basic	$0.07	$(2.26)	$0.38	$(0.30)	$0.37
Net income (loss) attributable to common stockholders per share - diluted	$0.07	$(2.26)	$0.38	$(0.30)	$0.37

Weighted average shares outstanding - basic	220,509,521	223,812,383	228,312,419	231,758,110	234,586,980
Weighted average shares outstanding - diluted	220,509,521	223,812,383	228,312,419	232,050,966	234,586,980
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 35 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.
(2)Interest expense for the three months ended September 30, 2026 includes a $2.9 million gain on the termination of interest rate swaps associated with the repayment of the $300 million term loan due May 2027.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Rental income	$235,837	$246,757	$720,974	$737,146
Management and leasing services	—	118	—	392
Interest income	3,266	6,367	8,713	17,498
Total Revenues	239,103	253,242	729,687	755,036
Operating Expenses
Property expenses	56,996	57,879	169,973	168,438
General and administrative	13,431	20,037	42,049	59,657
Depreciation and amortization	74,440	81,172	220,852	239,100
Total Operating Expenses	144,867	159,088	432,874	467,195
Other (Expenses) Income
Other income	—	—	4,850	—
Other expenses, net	(2,561)	(4,218)	(662)	(6,701)
Interest expense	(24,785)	(25,463)	(79,956)	(79,452)
Impairment of real estate	(71,834)	—	(703,412)	—
Debt extinguishment and modification expenses	(194)	—	(194)	(291)
Gains on sale of real estate	23,208	28,583	71,382	86,101
Total Other (Expenses) Income	(76,166)	(1,098)	(707,992)	(343)
Net Income (Loss)	18,070	93,056	(411,179)	287,498
Less: net (income) loss attributable to noncontrolling interests	(685)	(3,137)	15,605	(10,046)
Net income (loss) attributable to Rexford Industrial Realty, Inc.	17,385	89,919	(395,574)	277,452
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: earnings allocated to participating securities	(430)	(519)	(1,879)	(1,650)
Net income (loss) attributable to common stockholders	$14,641	$87,086	$(404,396)	$268,859

Net income (loss) attributable to common stockholders per share – basic and diluted	$0.07	$0.37	$(1.80)	$1.16
Weighted-average shares of common stock outstanding – basic and diluted	220,509,521	234,586,980	224,182,859	232,720,272

Third Quarter 2026 Supplemental Financial Reporting Package	Page 10

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net Income (Loss)	$18,070	$(523,811)	$94,562	$(67,735)	$93,056
Adjustments:
Depreciation and amortization	74,440	73,479	72,933	76,819	81,172
Impairment of real estate(2)	71,834	624,754	6,824	89,097	—
Gains on sale of real estate	(23,208)	(21,893)	(26,281)	(19,931)	(28,583)
NAREIT Defined Funds From Operations (FFO)	141,136	152,529	148,038	78,250	145,645
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: FFO attributable to noncontrolling interests(3)	(5,358)	(5,726)	(5,282)	(2,688)	(4,906)
Less: FFO attributable to participating securities(4)	(610)	(680)	(1,434)	(953)	(713)
Company share of FFO	$132,854	$143,808	$139,008	$72,294	$137,712

Company share of FFO per common share‐basic	$0.60	$0.64	$0.61	$0.31	$0.59
Company share of FFO per common share‐diluted	$0.60	$0.64	$0.61	$0.31	$0.59

FFO	$141,136	$152,529	$148,038	$78,250	$145,645
Adjustments:
Acquisition expenses(5)	—	—	—	10	161
Debt extinguishment and modification expenses	194	—	—	—	—
Gain on termination of interest rate swaps	(2,874)	—	—	—	—
Non-capitalizable demolition costs(5)	1,309	—	—	—	—
Co-CEO transition costs(5)(6)	528	(2,330)	—	60,223	—
Severance costs(5)(7)	680	269	—	—	2,728
Other nonrecurring expenses(5)(8)	—	45	62	5,605	1,259
Write-offs of below-market lease intangibles related to unexercised renewal options(9)	—	(497)	—	—	—
Core FFO	140,973	150,016	148,100	144,088	149,793
Less: preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Less: Core FFO attributable to noncontrolling interests(3)	(5,351)	(5,631)	(5,284)	(4,943)	(5,045)
Less: Core FFO attributable to participating securities(4)(10)	(610)	(668)	(744)	(648)	(734)
Company share of Core FFO	$132,698	$141,402	$139,758	$136,182	$141,700

Company share of Core FFO per common share‐basic	$0.60	$0.63	$0.61	$0.59	$0.60
Company share of Core FFO per common share‐diluted	$0.60	$0.63	$0.61	$0.59	$0.60

Weighted-average shares outstanding-basic	220,509,521	223,812,383	228,312,419	231,758,110	234,586,980
Weighted-average shares outstanding-diluted	220,509,521	223,812,383	228,312,419	232,050,966	234,586,980
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)Primarily reflects non-cash impairment charges on certain properties due to shortened expected holding periods associated with increased disposition guidance.
(3)Noncontrolling interests relate to interests in the Company’s operating partnership (“OP”), represented by common & preferred units of partnership interests in the OP that are owned by unit holders other than the Company.
(4)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(5)Amounts are included in the line item “Other expenses, net” in the consolidated statements of operations.
(6)For the three months ended December 31, 2025, reflects accelerated share-based compensation expense associated with the 2025 Co-CEO transition, including transition-related restricted stock and pre-existing awards. For the three months ended September 30, 2026 and June 30, 2026, reflects an increase and a decrease, respectively, related to updated estimates of Core FFO growth achievement for certain performance awards held by former Co-CEOs, with the decrease for the three months ended June 30, 2026 partially offset by $557 of employer payroll taxes associated with the vesting of transition-related restricted stock awards.
(7)Includes costs associated with workforce reduction and workforce reorganization.
(8)Reflects nonrecurring advisory service costs.
(9)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised upon expiration of the initial lease term.
(10)For the three months ended March 31, 2026 and December 31, 2025, Core FFO attributable to participating securities was adjusted to exclude $691 and $569, respectively, of otherwise allocable Core FFO related solely to the transition‑related restricted stock awards noted above, consistent with the exclusion of the related accelerated share‑based compensation from Core FFO.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income (Loss)	$18,070	$93,056	$(411,179)	$287,498
Adjustments:
Depreciation and amortization	74,440	81,172	220,852	239,100
Impairment of real estate(2)	71,834	—	703,412	—
Gains on sale of real estate	(23,208)	(28,583)	(71,382)	(86,101)
Funds From Operations (FFO)	141,136	145,645	441,703	440,497
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: FFO attributable to noncontrolling interests	(5,358)	(4,906)	(16,366)	(15,262)
Less: FFO attributable to participating securities	(610)	(713)	(2,724)	(2,191)
Company share of FFO	$132,854	$137,712	$415,670	$416,101
Company share of FFO per common share‐basic and diluted	$0.60	$0.59	$1.85	$1.79

FFO	$141,136	$145,645	$441,703	$440,497
Adjustments:
Acquisition expenses(3)	—	161	—	263
Debt extinguishment and modification expenses	194	—	194	291
Gain on termination of interest rate swaps	(2,874)	—	(2,874)	—
Non-capitalizable demolition costs(3)	1,309	—	1,309	365
Co-CEO transition costs(3)(4)	528	—	(1,802)	—
Severance costs(3)(5)	680	2,728	949	4,410
Other nonrecurring expenses(3)(6)	—	1,259	107	1,259
Write-offs of below-market lease intangibles related to unexercised renewal options(7)	—	—	(497)	—
Core FFO	140,973	149,793	439,089	447,085
Less: preferred stock dividends	(2,314)	(2,314)	(6,943)	(6,943)
Less: Core FFO attributable to noncontrolling interests	(5,351)	(5,045)	(16,266)	(15,485)
Less: Core FFO attributable to participating securities	(610)	(734)	(2,022)	(2,225)
Company share of Core FFO	$132,698	$141,700	$413,858	$422,432
Company share of Core FFO per common share‐basic and diluted	$0.60	$0.60	$1.85	$1.82
Weighted-average shares outstanding-basic and diluted	220,509,521	234,586,980	224,182,859	232,720,272
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)Primarily reflects non-cash impairment charges on certain properties due to shortened expected holding periods associated with increased disposition guidance.
(3)Amounts are included in the line item “Other expenses, net” in the consolidated statements of operations.
(4)For the three & nine months ended September 30, 2026, reflects an increase and a decrease, respectively, related to updated estimates of Core FFO growth achievement for certain performance awards held by former Co-CEOs. The nine-month decrease was partially offset by $557 of employer payroll taxes associated with the vesting of transition-related restricted stock awards.
(5)Includes costs associated with workforce reduction and workforce reorganization.
(6)Reflects nonrecurring advisory service costs.
(7)Reflects the write-off of the portion of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised upon expiration of the initial lease term.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 12

Non-GAAP AFFO Reconciliation.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Funds From Operations(2)	$141,136	$152,529	$148,038	$78,250	$145,645
Adjustments:
Amortization of deferred financing costs	1,319	1,333	1,334	1,333	1,340
Non-cash stock compensation	4,106	3,666	4,063	8,537	10,485
Debt extinguishment and modification expenses	194	—	—	—	—
Gain on termination of interest rate swaps	(2,874)	—	—	—	—
Amortization related to settlement of treasury rate lock agreements	78	77	77	78	78
Note payable (discount) premium amortization, net	1,681	1,662	1,641	1,616	1,597
Non-capitalizable demolition costs	1,309	—	—	—	—
Co-CEO transition costs(3)	528	(2,330)	—	60,223	—
Severance costs	680	269	—	—	2,728
Other nonrecurring expenses	—	45	62	5,605	1,259
Deduct:
Preferred stock dividends	(2,314)	(2,315)	(2,314)	(2,315)	(2,314)
Straight line rental revenue adjustment(4)	(6,000)	(9,967)	(15,136)	(9,073)	(8,164)
Above/(below) market lease revenue adjustments	(3,438)	(3,805)	(4,647)	(4,129)	(5,254)
Capitalized payments(5)	(11,563)	(10,612)	(13,203)	(14,814)	(15,756)
Accretion of net loan origination fees	(115)	(115)	(115)	(115)	(115)
Recurring capital expenditures(6)	(4,685)	(4,750)	(2,314)	(2,566)	(3,563)
2nd generation tenant improvements(7)	(574)	(242)	(185)	(179)	(460)
2nd generation leasing commissions(8)	(10,468)	(4,942)	(8,193)	(6,324)	(8,007)
Adjusted Funds From Operations (AFFO)	$109,000	$120,503	$109,108	$116,127	$119,499
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)A quarterly reconciliation of net income or loss to Funds From Operations is set forth on page 11 of this report.
(3)For the three months ended December 31, 2025, reflects accelerated share-based compensation expense associated with the 2025 Co-CEO transition, including transition-related restricted stock and pre-existing awards. For the three months ended September 30, 2026 and June 30, 2026, reflects an increase and a decrease, respectively, related to updated estimates of Core FFO growth achievement for certain performance awards held by former Co-CEOs, with the decrease for the three months ended June 30, 2026 partially offset by $557 of employer payroll taxes associated with the vesting of transition-related restricted stock awards.
(4)Changes in straight-line rental revenue adjustments from quarter to quarter are largely influenced by tenant base rent concessions recognized during each respective quarter, which increase the non‑cash component of rental revenue. For the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, the adjustment reflects the impact of base rent concessions granted during those periods totaling $10,951, $12,795, $18,027, $11,244 and $7,433, respectively.
(5)Includes capitalized interest, taxes, insurance and construction-related compensation costs.
(6)Excludes nonrecurring capital expenditures of $33,676, $32,307, $39,867, $57,730 and $62,309 for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively.
(7)Excludes 1st generation tenant improvements of $207, $0, $148, $67 and $328 for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively.
(8)Excludes 1st generation leasing commissions of $8,724, $2,214, $2,174, $5,057 and $7,984 for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 13

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDAre.(1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Rental income(2)(3)(4)(5)	$235,837	$242,996	$242,141	$243,230	$246,757
Less: Property expenses	56,996	56,214	56,763	59,287	57,879
Net Operating Income (NOI)	$178,841	$186,782	$185,378	$183,943	$188,878
Above/(below) market lease revenue adjustments(3)	(3,438)	(3,805)	(4,647)	(4,129)	(5,254)
Straight line rental revenue adjustment	(6,000)	(9,967)	(15,136)	(9,073)	(8,164)
Cash NOI	$169,403	$173,010	$165,595	$170,741	$175,460

EBITDAre and Adjusted EBITDAre

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Net income (loss)	$18,070	$(523,811)	$94,562	$(67,735)	$93,056
Interest expense	24,785	28,571	26,600	25,451	25,463
Depreciation and amortization	74,440	73,479	72,933	76,819	81,172
Impairment of real estate	71,834	624,754	6,824	89,097	—
Gains on sale of real estate	(23,208)	(21,893)	(26,281)	(19,931)	(28,583)
EBITDAre	$165,921	$181,100	$174,638	$103,701	$171,108
Stock-based compensation amortization	4,106	3,666	4,063	8,537	10,485
Debt extinguishment and modification expenses	194	—	—	—	—
Acquisition expenses	—	—	—	10	161
Non-capitalizable demolition costs	1,309	—	—	—	—
Co-CEO transition costs	528	(2,330)	—	60,223	—
Other nonrecurring expenses	—	45	62	5,605	1,259
Write-offs of below-market lease intangibles related to unexercised renewal options	—	(497)	—	—	—
Pro forma effect of dispositions(6)	(15,234)	68	(206)	(268)	(389)
Adjusted EBITDAre	$156,824	$182,052	$178,557	$177,808	$182,624
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See footnote (1) on page 9 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Rental income and above/(below) market lease revenue adjustments for the three months ended June 30, 2026 include $497 of income recognized from the write-off of a below-market lease intangible attributable to below-market fixed-rate renewal options that were not exercised upon expiration of the initial lease term. This amount has been excluded from Same Property Portfolio NOI and above/(below) market lease revenue adjustments on the following page.
(4)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(1,113), $(1,414), $(2,731), $(2,615) and $13 for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively.
(5)Rental income includes net lease termination income (in thousands) of $259, $18, $24, $0 and $458 for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively. Amounts include lease termination fees and write-offs of straight-line rent and above/(below) market lease intangibles associated with lease terminations.
(6)Reflects EBITDAre generated by properties sold during the respective period prior to their disposition.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 14

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	316
Square Feet	36,809,603

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,					Nine Months Ended September 30,
	2026	2025	$ Change	% Change		2026	2025	$ Change	% Change
Rental income(2)(3)(4)(5)	$186,367	$189,391	$(3,024)	(1.6)%		$559,076	$556,112	$2,964	0.5%
Property expenses	42,189	41,348	841	2.0%		122,823	119,594	3,229	2.7%
Same Property Portfolio NOI	$144,178	$148,043	$(3,865)	(2.6)%	(4)	$436,253	$436,518	$(265)	(0.1)%	(4)
Straight-line rental revenue adjustment	(3,976)	(5,462)	1,486	(27.2)%		(17,476)	(18,834)	1,358	(7.2)%
Above/(below) market lease revenue adjustments(5)	(3,607)	(4,440)	833	(18.8)%		(11,586)	(14,266)	2,680	(18.8)%
Same Property Portfolio Cash NOI	$136,595	$138,141	$(1,546)	(1.1)%	(4)	$407,191	$403,418	$3,773	0.9%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended September 30,		Year-over-Year Change (basis points)	Three Months Ended June 30, 2026	Sequential Change (basis points)
	2026	2025
Quarterly Weighted Average Occupancy:(6)
Los Angeles County	96.4%	95.4%	100 bps	96.6%	(20) bps
Orange County	96.3%	97.5%	(120) bps	95.8%	50 bps
Riverside / San Bernardino County	92.3%	96.7%	(440) bps	90.7%	160 bps
San Diego County	97.9%	98.3%	(40) bps	97.5%	40 bps
Ventura County	94.6%	94.2%	40 bps	94.9%	(30) bps
Quarterly Weighted Average Occupancy	95.6%	96.0%	(40) bps	95.5%	10 bps
Ending Occupancy:	96.9%	97.1%	(20) bps	94.9%	200 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 32 of this report.
(2)See “Same Property Portfolio Rental Income” on page 35 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for the three and nine months ended September 30, 2026 and 2025.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(731) and $358 for the three months ended September 30, 2026 and 2025, respectively, and $(2,968) and $(1,848) for the nine months ended September 30, 2026 and 2025, respectively.
(4)Rental income includes lease termination fees of $1,306 and $1,019 for the three months ended September 30, 2026 and 2025, respectively, and $1,511 and $1,039 for the nine months ended September 30, 2026 and 2025, respectively. Excluding these lease termination fees, Same Property Portfolio NOI decreased by 2.8% and 0.2% for the three and nine months ended September 30, 2026, respectively, compared to the corresponding prior-year periods, while Same Property Portfolio Cash NOI decreased by 1.3% and increased by 0.8%, for the same respective periods.
(5)Same Property rental income and above/(below) market lease revenue adjustments for the nine months ended September 30, 2026 exclude $497 of income recognized from the write-off of a below-market lease intangible attributable to below-market fixed rate renewal options that were not exercised upon expiration of the initial lease term, as described on the preceding page.
(6)Calculated by averaging the occupancy rate at the end of each month in 3Q-2026 and June 2026 (for 3Q-2026), the end of each month in 3Q-2025 and June 2025 (for 3Q-2025) and the end of each month in 2Q-2026 and March 2026 (for 2Q-2026).

Third Quarter 2026 Supplemental Financial Reporting Package	Page 15

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of September 30, 2026

Description	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Common shares outstanding(1)	214,260,837	222,360,849	224,521,552	229,957,058	232,297,172
Operating partnership units outstanding(2)	8,674,743	8,716,332	8,605,741	8,288,228	8,155,706
Total shares and units outstanding at period end	222,935,580	231,077,181	233,127,293	238,245,286	240,452,878
Share price at end of quarter	$36.27	$33.50	$32.73	$38.72	$41.11
Common Stock and Operating Partnership Units - Capitalization	$8,085,873	$7,741,086	$7,630,256	$9,224,857	$9,885,018
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$173,250	$173,250	$173,250	$173,250	$173,250
Total Equity Market Capitalization	$8,259,123	$7,914,336	$7,803,506	$9,398,107	$10,058,268

Total Debt	$2,786,284	$3,285,503	$3,271,720	$3,278,649	$3,278,896
Less: Cash and cash equivalents	(423,590)	(32,226)	(51,714)	(165,778)	(248,956)
Net Debt	$2,362,694	$3,253,277	$3,220,006	$3,112,871	$3,029,940
Total Combined Market Capitalization (Net Debt plus Equity)	$10,621,817	$11,167,613	$11,023,512	$12,510,978	$13,088,208
Net debt to Adjusted EBITDAre (quarterly results annualized)(5)	3.8x	4.5x	4.5x	4.4x	4.1x
Net debt & preferred equity to Adjusted EBITDAre (quarterly results annualized)(5)	4.0x	4.7x	4.8x	4.6x	4.4x
(1)Excludes the following number of shares of unvested restricted stock: 603,204 (September 30, 2026), 628,208 (Jun 30, 2026), 1,764,934 (March 31, 2026), 1,623,077 (December 31, 2025) and 513,234 (September 30, 2025). During the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, the Company repurchased 8,143,611, 2,801,307, 5,534,357, 2,443,438 and 3,883,845 shares of common stock under its stock repurchase programs at a weighted average price of $37.91, $35.70, $36.14, $40.93 and $38.62 per share for a total of $308.9 million, $100.1 million, $200.1 million, $100.0 million and $150.1 million, respectively.
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of September 30, 2026, includes 1,723,841 vested LTIP Units and 1,325,969 vested performance units and excludes 185,285 unvested LTIP Units and 2,011,382 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 32 and page 11 of this report, respectively.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 16

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of September 30, 2026
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.25 Billion Revolving Credit Facility(3)	5/30/2029(4)	SOFR+0.685%(5)	4.585%	$—
$575M Exchangeable 2027 Senior Notes(6)	3/15/2027	4.375%	4.375%	575,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$575M Exchangeable 2029 Senior Notes(6)	3/15/2029	4.125%	4.125%	575,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Term Loan Facility	5/30/2030	SOFR+0.76%(5)	4.174%(7)	400,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	13,504
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,624
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,156
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,500
Total Debt			3.700%	$2,786,284

Debt Composition:
Category	Weighted Average Term Remaining (yrs)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	2.9	3.700% (See Table Above)	3.700%	$2,786,284	100.0%
Variable	—	—	—%	$—	0.0%
Secured	2.0		3.947%	$36,284	1.0%
Unsecured	2.9		3.697%	$2,750,000	99.0%

*See footnotes on the following page*

Third Quarter 2026 Supplemental Financial Reporting Package	Page 17

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(8):
Year	Secured	Unsecured	Total	% Total	Effective Interest Rate(1)
2026	$—	$—	$—	—%	—%
2027	18,704	575,000	593,704	21%	4.361%
2028	13,924	300,000	313,924	11%	4.949%
2029	—	600,000	600,000	22%	4.115%
2030	—	800,000	800,000	29%	3.149%
2031	1,156	400,000	401,156	14%	2.159%
2032	—	—	—	—%	—%
2033	—	—	—	—%	—%
2034	—	75,000	75,000	3%	4.030%
2035	—	—	—	—%	—%
Thereafter	2,500	—	2,500	—%	4.140%
Total	$36,284	$2,750,000	$2,786,284	100%	3.700%
(1)Includes the effect of interest rate swaps effective as of September 30, 2026. See note (7). Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $19.1 million as of September 30, 2026.
(3)The $1.25B revolving credit facility (“Revolver”) is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our credit ratings. There are also two sustainability-linked pricing components that can periodically change the facility fee by -/+ 0.01% (or zero) depending on our achievement of the annual sustainability performance metrics. In January 2026, the facility fee decreased by 0.01% to 0.115% after certifying that our sustainability performance targets for 2025 had been met.
(4)The Revolver has two six-month extensions, subject to certain terms and conditions.
(5)The interest rates on these loans are based on Daily SOFR for the Revolver and $400M term loan facility (“TL”), plus an applicable margin ranging from 0.725% to 1.40% for the Revolver and 0.80% to 1.60% for the $400M TL, depending on our credit ratings and leverage ratio. There is also a sustainability-linked pricing component that can periodically change the margin by -/+ 0.04% (or zero) depending on our achievement of the annual sustainability performance metric. In January 2026, the applicable margin decreased by 0.04% to 0.685% for the Revolver and to 0.76% for the $400M TL after certifying that our sustainability performance targets for 2025 had been met.
(6)Noteholders have the right to exchange their notes upon the occurrence of certain events. Exchanges will be settled in cash or in a combination of cash and shares of our common stock, at our option.
(7)Interest rate swaps effectively fix Daily SOFR on the $400M TL at 3.41375% from July 1, 2025 through May 30, 2030, resulting in an all‑in fixed rate of 4.174% after applicable margin and sustainability‑related adjustments.
(8)Excludes potential exercise of extension options and excludes the effect of scheduled monthly principal payments on amortizing secured loans.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 18

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
3.3
3.0
4.1
2.1
3.7
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Development
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
88.0%
86.0%
91.8%
97.3%
90.2%
96.0%
90.7%
95.2%
90.0%
94.8%
91.3%
96.1%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Leasing Activity - Rent Change
Net Effective
Cash
30%
20%
10%
0%
-10%
-20%
26%
10%
22%
9%
-10%
-15%
-3%
-11%
7%
-3%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

Same Property Portfolio Ending Occupancy*
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
97.1%
96.6%
95.7%
94.9%
96.9%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026

*Reflects the ending occupancy for the 2026 Same Property Portfolio for each period presented.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 19

Portfolio Overview.
At September 30, 2026	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repo/Redev(2)	Total (in 000’s)	Per Square Foot
Central LA	20	2,834,219	384,764	3,218,983	100.0%	93.5%	99.2%	100.0%	$44,715	$14.00
Greater San Fernando Valley	73	5,486,406	1,541,810	7,028,216	96.8%	54.7%	87.6%	91.5%	112,815	$18.33
Mid-Counties	28	1,848,173	525,807	2,373,980	99.3%	61.7%	91.0%	99.4%	42,692	$19.76
San Gabriel Valley	39	4,608,828	1,225,634	5,834,462	94.5%	50.1%	85.2%	95.1%	66,233	$13.33
South Bay	76	6,210,502	1,167,574	7,378,076	96.3%	61.8%	90.8%	96.3%	155,224	$23.17
Los Angeles County	236	20,988,128	4,845,589	25,833,717	96.8%	59.1%	89.7%	95.5%	421,679	$18.19

North Orange County	21	1,812,309	505,751	2,318,060	97.5%	76.0%	92.8%	98.0%	40,876	$18.99
OC Airport	8	958,510	—	958,510	100.0%	—%	100.0%	100.0%	20,429	$21.31
South Orange County	9	482,919	46,642	529,561	99.0%	100.0%	99.1%	99.1%	9,355	$17.83
West Orange County	10	1,288,838	—	1,288,838	93.9%	—%	93.9%	93.9%	21,607	$17.85
Orange County	48	4,542,576	552,393	5,094,969	97.2%	78.0%	95.1%	97.4%	92,267	$19.04

Inland Empire West	49	6,360,169	726,308	7,086,477	97.4%	42.0%	91.7%	96.8%	98,702	$15.18
Riverside / San Bernardino County	49	6,360,169	726,308	7,086,477	97.4%	42.0%	91.7%	96.8%	98,702	$15.18

Central San Diego	21	1,417,150	511,105	1,928,255	97.6%	65.4%	89.1%	98.1%	42,525	$24.76
North County San Diego	12	1,019,475	282,231	1,301,706	97.7%	92.4%	96.6%	98.2%	19,479	$15.50
San Diego County	33	2,436,625	793,336	3,229,961	97.7%	75.0%	92.1%	98.1%	62,004	$20.84

Ventura	18	2,482,105	741,814	3,223,919	94.8%	98.6%	95.7%	95.9%	44,692	$14.48
Ventura County	18	2,482,105	741,814	3,223,919	94.8%	98.6%	95.7%	95.9%	44,692	$14.48
CONSOLIDATED TOTAL / WTD AVG	384	36,809,603	7,659,440	44,469,043	96.9%	64.3%	91.3%	96.1%	$719,344	$17.72	(4)
(1)See page 36 for historical occupancy by County.
(2)Excludes space aggregating 2,258,942 square feet at our properties that were in various stages of repositioning, development or lease-up as of September 30, 2026.
(3)See page 32 for definitions and details on how these amounts are calculated.
(4)Excluding in-place ABR associated with Land/IOS properties ($43.0M ABR) and cellular tower, solar and parking lot leases ($3.0M ABR), in-place building ABR per building SF was $16.67.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 20

Executed Leasing Statistics and Trends.
(unaudited results)

Executed Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Leasing Spreads:
Net Effective Rent Change	7.1%	(2.8)%	(10.0)%	22.0%	26.1%
Cash Rent Change	(3.0)%	(11.3)%	(15.4)%	9.0%	10.3%

Leasing Activity (Building SF):(1)
New leases	2,157,994	840,344	1,296,230	1,574,816	2,361,131
Renewal leases	1,580,384	1,261,446	2,829,822	1,464,751	904,014
Total leasing activity	3,738,378	2,101,790	4,126,052	3,039,567	3,265,145

Total expiring leases	(2,456,080)	(2,788,275)	(4,638,894)	(3,551,170)	(1,734,790)
Expiring leases - placed into repositioning/development	85,000	599,680	152,417	957,493	418,878
Net absorption(2)	1,367,298	(86,805)	(360,425)	445,890	1,949,233
Retention rate(3)	75%	60%	64%	61%	72%
Retention + Backfill rate(4)	87%	69%	79%	70%	77%

Executed Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:(5)
				Net Effective Rent			Cash Rent				Turnover Costs(6)
Third Quarter 2026	# Leases Signed	SF of Leasing	Wtd. Avg. Lease Term (Years)	Current Lease	Prior Lease	Rent Change	Current Lease	Prior Lease	Rent Change	Wtd. Avg. Abatement (Months)	Tenant Improvements per SF	Leasing Commissions per SF
New	60	2,157,994	6.5	$14.40	$14.07	2.3%	$14.31	$15.39	(7.0)%	5.6	$1.94	$5.04
Renewal	56	1,580,384	4.6	$14.80	$13.35	10.8%	$14.49	$14.47	0.1%	2.7	$2.92	$2.07
Total / Wtd. Average	116	3,738,378	5.7	$14.63	$13.65	7.1%	$14.41	$14.86	(3.0)%	3.9	$2.51	$3.32

(1)Represents all executed leases, excluding leases with terms less than 12 months and month-to-month tenant leases.
(2)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into repositioning/development.
(3)Retention rate is calculated as renewal lease SF plus relocation/expansion SF, divided by expiring lease SF. Retention excludes SF related to the following: (i) expiring leases associated with space that is placed into repositioning/development after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(4)Retention + Backfill rate represents SF retained (per Retention rate definition in footnote (3)) plus the SF of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease SF.
(5)Net effective and cash rent statistics and turnover costs exclude 27 leases aggregating 1,097,862 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for greater than 1 year or (iv) lease terms less than 12 months.
(6)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 21

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of September 30, 2026:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,526,893	$—	$—
Repositioning/Development(1)	—	1,951,698	—	$—
MTM Tenants	10	95,555	2,033	$21.28
2026	73	729,865	20,681	$28.33(2)
2027	361	5,609,890	94,577	$16.86
2028	308	6,011,385	114,330	$19.02
2029	321	6,320,388	119,431	$18.90
2030	144	5,399,947	93,154	$17.25
2031	141	8,054,463	124,329	$15.44
2032	63	3,675,501	60,245	$16.39
2033	19	1,175,905	19,780	$16.82
2034	11	812,845	12,151	$14.95
2035	8	462,072	9,666	$20.92
Thereafter	39	2,642,636	63,145	$23.89
Total Portfolio	1,498	44,469,043	$733,522	$17.89(3)
(1)Represents vacant space at properties that were classified as repositioning, development or lease-up as of September 30, 2026.
(2)Includes an 18.4-acre land lease with Hertz with in-place + uncommenced ABR of $8.9 million. Excluding this land lease, in-place + uncommenced ABR per building SF is $17.01.
(3)Excluding in-place + uncommenced ABR associated with Land/IOS properties ($43.28M ABR) and cellular tower, solar and parking lot leases ($2.96M ABR), in-place + uncommenced building ABR per building SF was $16.85.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 22

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of September 30, 2026

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Zenith Energy West Coast Terminals LLC	South Bay	—(2)	$12,147	1.7%	$3.48(2)	9/29/2041
Cubic Corporation	Central San Diego	315,227	$11,786	1.6%	$37.39	3/31/2038
IBY, LLC	San Gabriel Valley	1,178,021	$11,694	1.6%	$9.93	4/5/2031(3)
Federal Express Corporation	Multiple Submarkets(4)	527,861	$11,038	1.5%	$20.91	11/30/2032(4)
L3 Technologies, Inc.	South Bay	461,431	$9,537	1.3%	$20.67	9/30/2031
The Hertz Corporation	South Bay	38,680(5)	$8,922	1.2%	$11.14(5)	10/31/2026
Orora Packaging Solutions	Multiple Submarkets(6)	476,065	$8,175	1.1%	$17.17	9/30/2028(6)
Forward Air, LLC	South Bay	300,217	$7,209	1.0%	$24.01	8/31/2031
Vie Logistics, Incorporated	South Bay	696,584	$6,645	0.9%	$9.54	5/31/2031
Unified Grocers, Inc.	Central Los Angeles	695,120	$5,686	0.8%	$8.18	5/8/2038
Top 10 Tenants		4,689,206	$92,839	12.7%
Top 11 - 20 Tenants		2,003,939	$41,910	5.7%
Total Top 20 Tenants		6,693,145	$134,749	18.4%
(1)See page 32 for further details on how these amounts are calculated.
(2)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $12.1 million or $3.48 per land square foot.
(3)Includes (i) 184,879 RSF expiring Apr 30, 2028 and (ii) 993,142 RSF expiring Apr 5, 2031.
(4)Includes (i) 30,160 RSF in Ventura expiring Sep 30, 2027, (ii) two land leases in LA-Mid-Counties expiring Jun 30, 2029, (iii) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (iv) 311,995 RSF in North County San Diego expiring Feb 28, 2031, (v) one land lease in North Orange County expiring Oct 31, 2031 and (vi) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(5)The tenant is leasing 18.4 acres of land with ABR of $8.9 million or $11.14 per land square foot.
(6)Includes (i) 100,500 RSF in LA-Greater SF Valley expiring Sep 30, 2027, (ii) 48,997 RSF in North County San Diego expiring Sep 30, 2028 and (iii) 326,568 RSF in North Orange County expiring Sep 30, 2028.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building/Land Rentable SF		Building/Land Rentable SF		Leased %		Leased % Excl. Repo/Redev		In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
Building:
<4,999	506	1,253,578		1,407,386		89.1%		89.1%		$25,433	3.5%	$20.29
5,000 - 9,999	222	1,582,202		1,746,113		90.6%		91.3%		31,046	4.2%	$19.62
10,000 - 24,999	311	5,105,574		5,610,724		91.0%		92.4%		96,979	13.2%	$18.99
25,000 - 49,999	174	6,301,310		6,797,508		92.7%		96.2%		116,009	15.8%	$18.41
50,000 - 99,999	109	7,866,941		8,603,406		91.4%		96.2%		138,471	18.9%	$17.60
>100,000	109	18,681,537		20,089,853		93.0%		98.7%		279,347	38.1%	$14.95
Building Subtotal / Wtd. Avg.	1,431	40,791,142	(2)	44,254,990	(2)	92.2%	(2)	96.4%	(2)	$687,285	93.7%	$16.85
Land/IOS(3)	23	7,812,614	(4)	8,263,593	(4)	94.5%	(4)			43,279	5.9%	$5.54	(4)
Other(3)	44									2,958	0.4%
Total	1,498									$733,522	100.0%
(1)See page 32 for further details on how these amounts are calculated.
(2)Excludes 199,311 leased building RSF and 214,053 building RSF that are associated with “Land/IOS.”
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents leased land square feet, available land square feet, land leased percentage and ABR per land square foot associated with Land/IOS leases.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 23

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Nine months ended September 30, 2026

				Year to Date
	Q3-2026	Q2-2026	Q1-2026	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$207	$—	$148	$355	108,059	$3.29
New Leases – 2nd Generation	222	127	50	399	396,564	$1.01
Renewals	352	115	135	602	712,346	$0.85
Total Tenant Improvements	$781	$242	$333	$1,356

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$8,724	$2,214	$2,174	$13,112	1,758,035	$7.46
New Leases – 2nd Generation	7,159	1,679	3,931	12,769	2,987,036	$4.27
Renewals	3,309	3,263	4,262	10,834	5,582,853	$1.94
Total Leasing Commissions & Lease Costs	$19,192	$7,156	$10,367	$36,715

Total Recurring Capex	$4,685	$4,750	$2,314	$11,749	44,722,784	$0.26
Recurring Capex % of NOI	2.6%	2.5%	1.2%	2.1%
Recurring Capex % of Rental Income	2.0%	2.0%	1.0%	1.6%

Nonrecurring Capex:
Repositioning and Development in Process(2)	$23,133	$19,597	$29,483	$72,213
Unit Renovation(3)	6,389	7,914	7,933	22,236
Other(4)	4,154	4,796	2,451	11,401
Total Nonrecurring Capex	$33,676	$32,307	$39,867	$105,850	37,490,941	$2.82

Other Capitalized Costs(5)	$11,945	$11,090	$13,858	$36,893

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to repositioning or development properties.
(3)Includes non-tenant-specific capital expenditures.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, solar installation, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or development projects.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 24

Properties and Space Under Repositioning/Development.(1)
As of September 30, 2026	(unaudited results, $ in millions)

3Q 2026 Stabilizations

Property	Submarket	Repositioning/ Development	RSF(2)	Purch. Price	Est. Project Costs	Est. Total Invest.	Est. Remaining Costs	Construction Period		Property Leased
								Start	Complete
14955 Salt Lake Avenue	San Gabriel Valley	Repositioning	46,653	$10.9	$3.6	$14.5	$0.1	4Q-24	3Q-25	100%
Total Stabilized			46,653	$10.9	$3.6	$14.5	$0.1

	Stabilized
	Repositioning	Development	Total
Actual Cash NOI: 3Q 2026 ($M)	$0.3	$—	$0.3
Annualized Stabilized Cash NOI ($M)	$2.0	$—	$2.0
Estimated Stabilized Return on Cost	13.8%	N/A	13.8%

— See numbered footnotes on page 29 —

Third Quarter 2026 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning/Development (Continued).(1)
As of September 30, 2026	(unaudited results, $ in millions)

Completed & In Lease-Up
		Repositioning/ Development	RSF(2)	Purch. Price	Est. Project Costs	Est. Total Invest.	Est. Remaining Costs	Construction Period		Property Leased
Property	Submarket							Start	Complete
4416 Azusa Canyon Road(3)	San Gabriel Valley	Development	129,830	$12.3	$21.4	$33.7	$1.7	4Q-22	2Q-25	—%
15010 Don Julian Road	San Gabriel Valley	Development	219,690	22.9	37.6	60.5	2.5	1Q-23	4Q-25	—%
19301 Santa Fe Avenue(4)	South Bay	Repositioning	LAND	14.7	5.7	20.4	0.4	2Q-24	3Q-25	—%
8985 Crestmar Point(4)	Central San Diego	Repositioning	53,395	8.1	5.7	13.8	0.5	4Q-24	3Q-25	—%
14940 Proctor Road	San Gabriel Valley	Development	160,094	28.8	26.5	55.3	1.7	4Q-24	2Q-26	—%
11234 Rush Street	San Gabriel Valley	Development	101,728	12.6	21.6	34.2	0.6	4Q-24	2Q-26	—%
5235 Hunter Avenue	North Orange County	Development	121,364	11.4	20.0	31.4	2.1	1Q-25	2Q-26	—%
9455 Cabot Drive	Central San Diego	Repositioning	81,670	12.2	8.3	20.5	1.1	2Q-25	4Q-25	60%
1175 Aviation Place	Greater San Fernando Valley	Repositioning	93,202	17.9	3.9	21.8	0.7	3Q-25	4Q-25	—%
Total Completed & In Lease-Up			960,973	$140.9	$150.7	$291.6	$11.3

Leased, Not Yet Stabilized
		Repositioning/ Development	RSF(2)	Purch. Price	Est. Project Costs	Est. Total Invest.	Est. Remaining Costs	Construction Period		Property Leased
Property(5)	Submarket							Start	Complete
9615 Norwalk Boulevard	Mid-Counties	Development	201,571	$9.6	$51.5	$61.1	$1.0	3Q-21	4Q-25	100%
3680-3880 Voyager Street	South Bay	Development	67,734	21.1	19.0	40.1	1.1	1Q-25	3Q-26	100%
24935-24955 Avenue Kearny	Greater San Fernando Valley	Repositioning	66,130	5.8	4.1	9.9	0.1	4Q-25	2Q-26	100%
Total Leased, Not Yet Stabilized			335,435	$36.5	$74.6	$111.1	$2.2

— See numbered footnotes on page 29 —

Third Quarter 2026 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Development (Continued).(1)
As of September 30, 2026	(unaudited results, $ in millions)

Under Construction

		Repositioning/Development	RSF(2)	Purch. Price	Est. Project Costs	Est. Total Invest.	Est. Remaining Costs	Construction Period		Property Leased
Property	Submarket							Start	Complete
7815 Van Nuys Boulevard	Greater San Fernando Valley	Development	78,904	$25.6	$16.0	$41.6	$1.0	2Q-25	4Q-26	—%
14400 Figueroa Street	South Bay	Repositioning	56,771	61.4	16.9	78.3	13.3	3Q-25	2Q-27	—%
950 West 190th Street(6)	South Bay	Development	214,894	41.5	43.1	84.6	32.4	4Q-25	3Q-27	100%
9323 Balboa Avenue	Central San Diego	Development	177,551	27.1	26.3	53.4	13.8	4Q-25	2Q-27	—%
16425 Gale Avenue	San Gabriel Valley	Development	290,830	26.3	39.9	66.2	36.5	2Q-26	4Q-27	—%
Total Under Construction			818,950	$181.9	$142.2	$324.1	$97.0
Total Completed & In Lease-Up/Leased, Not Yet Stabilized/Under Construction			2,115,358	$359.3	$367.5	$726.8	$110.6

	Completed & In Lease-Up/Leased, Not Yet Stabilized/Under Construction
	Repositioning	Development	Total
Actual Cash NOI: 3Q 2026 ($M)	$(0.1)	$(0.4)	$(0.5)
Annualized Stabilized Cash NOI ($M)	$7 - $8	$32 - $35	$39 - $43
Estimated Stabilized Return on Cost	4.3% - 4.8%	5.8% - 6.3%	5.5% - 6.0%

— See numbered footnotes on page 29 —

Third Quarter 2026 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Development (Continued).(1)
As of September 30, 2026	(unaudited results, $ in millions)

Near-Term Potential Future Repositioning and Development

Property	Submarket	Repositioning/ Development	Projected RSF(2)	Estimated Construction Start	Purchase Price ($M)	Lease Expiration Date	Project Description
3100 Fujita Street	South Bay	Repositioning	81,832	4Q-26	$14.2	Vacant	Repositioning of an existing 1970s vintage, functionally-limited industrial building acquired in 2018 through a sale leaseback.
9000 Airport Boulevard	South Bay	Development	400,602	4Q-26	$144.3	10/31/26	18 acres of industrially-zoned land acquired through a sale leaseback for planned development. Following lease expiration, the project will deliver a rare, Class-A industrial campus.
4181 Ruffin Road	Central San Diego	Development	220,153	1Q-27	$36.0	10/31/26	Development of a modern Class A industrial building with highly competitive functionality in a premier location.
3550 Tyburn Street	Greater San Fernando Valley	Repositioning	85,537	1Q-27	$10.5	01/31/27	Repositioning to reduce office space and upgrade warehouse infrastructure to convert from manufacturing to more modern distribution use.
Total Future Repositioning/Development			788,124		$205.0

			Repositioning	Development	Total
Projected RSF			167,369	620,755	788,124
Projected Project Costs ($M)			$15 - $20	$100 - $110	$115 - $130
Actual Cash NOI: 3Q 2026 ($M)			$2.3	$2.3	$4.6

— See numbered footnotes on page 29 —

Third Quarter 2026 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Development (Continued).(1)
As of September 30, 2026	(unaudited results)

Current Year Stabilized Repositioning/Development
Property (Submarket)	RSF(2)	Stabilized Period	Stabilized Return on Cost
12118 Bloomfield Avenue	107,045	1Q-26	5.2%
1315 Storm Parkway	37,844	1Q-26	5.9%
3211-3233 Mission Oaks Blvd.(7)	116,852	2Q-26	9.6%
19900 Plummer Street	79,539	2Q-26	4.4%
14955 Salt Lake Avenue	46,653	3Q-26	13.8%

(1)For definitions of “Properties and Space Under Repositioning/Development,” “Estimated Construction Period,” “Purchase Price,” “Estimated Project Costs,” “Estimated Total Investment,” “Estimated Remaining Costs,” “Annualized Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Stabilized Return on Cost” and other definitions related to our repositioning/development portfolio, see pages 34-35 in the Notes and Definitions section of this report.
(2)RSF is the actual rentable square footage that is subject to repositioning at the property/building, and may be less than the total RSF of the entire property or particular building(s) under repositioning. For developments, RSF represents the estimated rentable square footage of the project upon completion of the development.
(3)As of 2Q-26, 4416 Azusa Canyon Road is considered stabilized, as one year had passed since construction completion. However, this project is presented in Completed & In Lease-Up because it has not yet reached 90% occupancy.
(4)As of 3Q-26, 19301 Santa Fe Avenue and 8985 Crestmar Point are considered stabilized, as one year had passed since construction completion. However, these properties are presented in Completed & In Lease-Up because they have not yet reached 90% occupancy.
(5)During 3Q-26, leases were executed at 9615 Norwalk Blvd, 3680-3880 Voyager Street, and 24935-24955 Avenue Kearny bringing these properties to 100% leased. The leases are expected to commence in 4Q-26.
(6)During 3Q-26, a 214,894 RSF lease was executed at 950 West 190th, bringing the property to 100% leased. The lease is expected to commence in 1Q-28.
(7)The project includes 526,069 RSF, comprised of: (i) 3211 Mission Oaks Blvd., a newly constructed building totaling 116,852 RSF, and (ii) 3233 Mission Oaks Blvd., with 409,217 RSF that was not redeveloped. Site improvements were completed across the entire project. RSF shown reflects only 3211 Mission Oaks Blvd., while the stabilized return on cost reflects the entire project.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 29

Current Year Investments and Dispositions Summary.
As of September 30, 2026				(unaudited results)

2026 Current Period Dispositions
Disposition Date	Property Address	Submarket	Asset Type	Rentable Square Feet	Gross Proceeds ($M)	Realized NOI Contribution in the Quarter of Sale ($M)
2/6/2026	14005 Live Oak Avenue	Los Angeles - San Gabriel Valley	Development	—	$14.50	$—
2/24/2026	18250 Euclid Street	Orange County Airport	Operating	62,838	$26.71	$0.1
3/17/2026	29010 Avenue Paine	Los Angeles - Greater San Fernando Valley	Operating	100,157	$31.00	$0.2
3/18/2026	13700-13738 Slover Avenue	San Bernardino - Inland Empire West	Operating	17,862	$14.48	$(0.1)
3/25/2026	600-708 Vermont Avenue	North Orange County	Development	133,836	$40.70	$—
4/16/2026	423-424 Berry Way	North Orange County	Development	101,380	$16.51	$—
5/1/2026	18455 Figueroa Street	Los Angeles - South Bay	Development	146,765	$34.90	$(0.1)
5/4/2026	17031-17037 Green Drive	Los Angeles - San Gabriel Valley	Operating	51,000	$16.65	$—
5/7/2026	19100 Susana Road	Los Angeles - South Bay	Operating	52,714	$16.10	$(0.1)
5/11/2026	13711 Freeway Drive	Los Angeles - Mid-Counties	Development	82,180	$15.78	$—
5/11/2026	3901 Via Oro Avenue	Los Angeles - South Bay	Development	53,817	$10.28	$—
6/2/2026	2610 S. Birch Street	Orange County Airport	Operating	83,852	$27.68	$0.2
7/23/2026	1340 Rocky Point	San Diego - North County	Operating	22,667	$7.61	$—
9/2/2026	6635 Caballero Blvd	Los Angeles - Mid-Counties	Operating	92,395	$28.18	$(0.5)
9/8/2026	1500 Raymond Avenue	Orange County - North	Operating	136,218	$50.22	$—
9/16/2026	Portfolio Transaction(1)	Various	Operating	5,217,227	$1,179.15	$15.7
Total 2026 Dispositions through September 30, 2026				6,354,908	$1,530.45

(1)Represents the sale of 22 industrial properties in a single portfolio transaction with an affiliate of EQT Real Estate.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 30

Net Asset Value Components.
As of September 30, 2026	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Sep 30, 2026
Total operating rental income	$235,837
Property operating expenses	(56,996)
Pro forma effect of uncommenced leases(2)	368
Pro forma effect of dispositions(3)	(15,234)
Pro forma NOI effect of significant properties classified as current, lease-up, and stabilized repositioning and development(4)	9,625
Pro Forma NOI	173,600
Above/(below) market lease revenue adjustments	(3,438)
Straight line rental revenue adjustment	(6,000)
Pro Forma Cash NOI	$164,162

Balance Sheet Items
Other assets and liabilities	September 30, 2026
Cash and cash equivalents	$423,590
Loan receivable, net	124,049
Rents and other receivables, net	15,540
Other assets	31,841
Accounts payable, accrued expenses and other liabilities	(137,943)
Dividends payable	(97,407)
Tenant security deposits	(89,204)
Prepaid rents	(78,248)
Estimated remaining cost to complete repositioning/development projects(5)	(110,600)
Total other assets and liabilities	$81,618

Debt and Shares Outstanding

Total consolidated debt(6)	$2,786,284
Preferred stock/units - liquidation preference	$173,250

Common shares outstanding(7)	214,260,837
Operating partnership units outstanding(8)	8,674,743
Total common shares and operating partnership units outstanding	222,935,580
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 32 and page 11 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of July 1, 2026.
(3)Represents the deduction of actual 3Q'26 NOI for the properties that we sold during the current quarter. See page 30 for a detail of current year disposition properties.
(4)Represents the estimated incremental NOI from the properties that were classified as repositioning, development, lease-up or stabilized during the three months ended September 30, 2026, assuming that all repositioning/development work had been completed and all of the properties were fully stabilized as of July 1, 2026. Includes all properties that are separately listed on pages 25-27. We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of July 1, 2026.
(5)Reflects the estimated remaining costs for all repositioning, development, lease-up and stabilized properties that are listed on pages 25-27.
(6)Excludes unamortized loan discount and debt issuance costs totaling $19.1 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 603,204 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 1,723,841 vested LTIP Units and 1,325,969 vested performance units and excludes 185,285 unvested LTIP Units and 2,011,382 unvested performance units.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 31

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/development of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income or loss (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of September 30, 2026, multiplied by 12. Includes leases that had commenced as of September 30, 2026 or leases where tenant had taken early possession of space as of September 30, 2026. Excludes tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of September 30, 2026.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to September 30, 2026, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of September 30, 2026, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of September 30, 2026.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but had not yet commenced as of September 30, 2026.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that had been signed but had not yet commenced as of September 30, 2026.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, development, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 11-12. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our ongoing operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income or loss computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Third Quarter 2026 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Debt Covenants ($ in thousands)

		September 30, 2026
	Current Period Covenant	Revolver & $400M Term Loan Facility	Senior Notes ($25M & $75M)
Maximum Leverage Ratio	less than 60%	19.3%	25.4%
Maximum Secured Leverage Ratio	less than 45%	0.2%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	0.3%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$7,266,909	N/A	$8,713,867
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	5.40 to 1.00	5.34 to 1.00
Unencumbered Leverage Ratio	less than 60%	20.1%	27.5%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.15 to 1.00	6.15 to 1.00

		September 30, 2026
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	23.3%
Maximum Secured Debt to Total Asset Ratio	less than 40%	0.3%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	5.23 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.30 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDAre: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDAre by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) write-offs of below market lease intangibles related to unexercised renewal option, (iii) gain (loss) on debt extinguishment and debt modification expenses, (iv) acquisition expenses, (v) non-capitalizable demolition costs (vi) the pro forma effects of acquisitions and dispositions and (vii) other nonrecurring expenses. We believe that EBITDAre and Adjusted EBITDAre are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDAre are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDAre are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDAre should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP)
as a measure of our liquidity. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDAre differently than we do; accordingly, our EBITDAre and Adjusted EBITDAre may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre should be considered only as supplements to net income or loss (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/development: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with repositioning and development projects.
Fixed Charge Coverage Ratio:

	Three Months Ended
	Sep 30, 2026		Jun 30, 2026		Mar 31, 2026		Dec 31, 2025		Sep 30, 2025
EBITDAre	$165,921		$181,100		$174,638		$103,701		$171,108
Above/(below) market lease revenue adjustments	(3,438)		(3,805)		(4,647)		(4,129)		(5,254)
Non-cash stock compensation	4,106		3,666		4,063		8,537		10,485
Co-CEO transition costs	528		(2,330)		—		60,223		—
Debt extinguishment and modification expenses	194		—		—		—		—
Straight line rental revenue adj.	(6,000)		(9,967)		(15,136)		(9,073)		(8,164)
Capitalized payments	(5,279)		(4,586)		(5,851)		(6,013)		(6,516)
Accretion of net loan origination fees	(115)		(115)		(115)		(115)		(115)
Recurring capital expenditures	(4,685)		(4,750)		(2,314)		(2,566)		(3,563)
2nd gen. tenant improvements	(574)		(242)		(185)		(179)		(460)
2nd gen. leasing commissions	(10,468)		(4,942)		(8,193)		(6,324)		(8,007)
Cash flow for fixed charge coverage calculation	$140,190		$154,029		$142,260		$144,062		$149,514
Cash interest expense calculation detail:
Interest expense	24,785		28,571		26,600		25,451		25,463
Capitalized interest	6,284		6,026		7,352		8,801		9,240
Note payable premium amort.	(1,681)		(1,662)		(1,641)		(1,616)		(1,597)
Amort. of deferred financing costs	(1,319)		(1,333)		(1,334)		(1,333)		(1,340)
Amort. of swap term fees & t-locks	(78)		(77)		(77)		(78)		(78)
Cash interest expense	27,991		31,525		30,900		31,225		31,688
Scheduled principal payments	219		217		215		247		244
Preferred stock/unit dividends	2,404		2,405		2,404		2,405		2,404
Fixed charges	$30,614		$34,147		$33,519		$33,877		$34,336
Fixed Charge Coverage Ratio	4.6	x	4.5	x	4.2	x	4.3	x	4.4	x

Third Quarter 2026 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income or loss computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenue, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, interest income, gains (or losses) on sale of real estate, impairment losses of depreciable operating property, and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income or loss as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Pro forma NOI: Pro forma NOI is calculated by adjusting NOI for the following: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the elimination of actual NOI generated by properties sold during the current period prior to their disposition and (iv) the estimated incremental NOI from properties that were classified as repositioning, development and lease-up as of the end of the reporting period, assuming that all repositioning/development work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Development:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Development: Typically defined as properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Construction Period: The “Start” of the Construction Period is our current estimate of the period in which we will start physical construction on a property. The “Complete” of the Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Estimated Project Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/development project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Estimated Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Development Costs.
•Estimated Remaining Costs: Calculated as the Estimated Total Investment less related costs incurred as of the reporting date.
•Annualized Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 32) for the repositioning/development property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Stabilized Return on Cost: Calculated by dividing each project’s Annualized Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Development: We consider a repositioning/development property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/development construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Rental revenue (before collectability adjustment)	$194,995	$200,258	$202,658	$201,454	$203,217
Tenant reimbursements	41,107	42,856	41,728	43,793	42,612
Other income	848	1,296	486	598	915
Increase (reduction) in revenue due to change in collectability assessment	(1,113)	(1,414)	(2,731)	(2,615)	13
Rental income	$235,837	$242,996	$242,141	$243,230	$246,757
Cash Rent Change: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Net Effective Rent Change: Compares net effective rent, which straightlines rental rate increases and abatements, on new/renewal leases to net effective rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Same Property Portfolio (“SPP”): Our 2026 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2025 through September 30, 2026, and excludes (i) properties that were acquired or sold during the period from January 1, 2025 through September 30, 2026, and (ii) properties acquired prior to January 1, 2025 that were or will be classified as repositioning/development (current and future) or lease-up during 2025 and 2026, which we believe will significantly affect the properties’ results during the comparative periods.

SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package. Within a given year, the SPP may reflect changes in repositioning/development properties or removal of sold properties.

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
# of Properties	316	341	342	287	288
Square Feet	36,809,603	41,633,904	41,727,325	37,466,856	37,916,326
Ending Occupancy	96.9%	95.1%	96.1%	96.5%	96.8%
SPP NOI growth	(2.6)%	(0.5)%	0.9%	0.4%	1.9%
SPP Cash NOI growth	(1.1)%	1.5%	(0.4)%	2.8%	5.5%
Same Property Portfolio Rental Income: See below for a breakdown of 2026 and 2025 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Rental revenue	$155,527	$158,395	$(2,868)	(1.8)%	$466,378	$465,758	$620	0.1%
Tenant reimbursements	30,168	30,614	(446)	(1.5)%	90,712	88,872	1,840	2.1%
Other income	672	382	290	75.9%	1,986	1,482	504	34.0%
Rental income	$186,367	$189,391	$(3,024)	(1.6)%	$559,076	$556,112	$2,964	0.5%
Reconciliation of Net Income (Loss) to NOI and Cash NOI (in thousands):

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Net Income (Loss)	$18,070	$(523,811)	$94,562	$(67,735)	$93,056
General and administrative	13,431	13,693	14,925	19,199	20,037
Depreciation & amortization	74,440	73,479	72,933	76,819	81,172
Other expenses, net	2,561	(2,001)	102	65,910	4,218
Interest expense	24,785	28,571	26,600	25,451	25,463
Debt extinguishment and modification expenses	194	—	—	—	—
Management & leasing services	—	—	—	(197)	(118)
Other income	—	(3,500)	(1,350)	—	—
Interest income	(3,266)	(2,510)	(2,937)	(4,670)	(6,367)
Impairment of real estate	71,834	624,754	6,824	89,097	—
Gains on sale of real estate	(23,208)	(21,893)	(26,281)	(19,931)	(28,583)
NOI	$178,841	$186,782	$185,378	$183,943	$188,878
S/L rental revenue adj.	(6,000)	(9,967)	(15,136)	(9,073)	(8,164)
Above/(below) market lease revenue adjustments	(3,438)	(3,805)	(4,647)	(4,129)	(5,254)
Cash NOI	$169,403	$173,010	$165,595	$170,741	$175,460

Third Quarter 2026 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

Reconciliation of Net Income (Loss) to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$18,070	$93,056	$(411,179)	$287,498
General and administrative	13,431	20,037	42,049	59,657
Depreciation and amortization	74,440	81,172	220,852	239,100
Other expenses, net	2,561	4,218	662	6,701
Interest expense	24,785	25,463	79,956	79,452
Debt extinguishment and modification expenses	194	—	194	291
Management and leasing services	—	(118)	—	(392)
Other income	—	—	(4,850)	—
Interest income	(3,266)	(6,367)	(8,713)	(17,498)
Impairment of real estate	71,834	—	703,412	—
Gains on sale of real estate	(23,208)	(28,583)	(71,382)	(86,101)
NOI	$178,841	$188,878	$551,001	$568,708
Non-Same Property Portfolio rental income	(49,470)	(57,366)	(161,898)	(181,034)
Non-Same Property Portfolio property exp.	14,807	16,531	47,150	48,844
Same Property Portfolio NOI	$144,178	$148,043	$436,253	$436,518
Straight line rental revenue adjustment	(3,976)	(5,462)	(17,476)	(18,834)
Above/(below) market lease revenue adjustments	(3,607)	(4,440)	(11,586)	(14,266)
Same Property Portfolio Cash NOI	$136,595	$138,141	$407,191	$403,418
Reconciliation of Net Loss Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2026 Estimate
	Low	High
Net loss attributable to common stockholders	$(1.55)	$(1.52)
Company share of depreciation and amortization	1.24	1.24
Company share of impairment of real estate	3.04	3.04
Company share of gains on sale of real estate(1)	(0.31)	(0.31)
Company share of FFO	$2.42	$2.45
Core FFO adjustments(2)	(0.01)	(0.01)
Company share of Core FFO	$2.41	$2.44
(1)Reflects dispositions through September 30, 2026. See details on page 30.
(2)Core FFO adjustments consist of (i) Co-CEO transition costs, (ii) severance costs, (iii) other nonrecurring expenses, (iv) write-offs of below-market lease intangibles related to unexercised renewal options, (v) debt extinguishment and modification expenses, (vi) gain on termination of interest rate swaps, and (vii) non-capitalizable demolition costs.
Occupancy by County:

	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Ending Occupancy:
Los Angeles County	89.7%	90.1%	89.8%	88.3%	90.9%
Orange County	95.1%	91.8%	92.2%	93.6%	93.7%
Riverside / San Bernardino County	91.7%	86.9%	91.2%	95.3%	94.4%
San Diego County	92.1%	90.4%	90.7%	85.9%	91.3%
Ventura County	95.7%	95.3%	94.5%	91.8%	89.8%
Total/Weighted Average	91.3%	90.0%	90.7%	90.2%	91.8%

Total Portfolio RSF	44,469,043	49,934,203	50,445,312	51,161,188	50,850,824
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	40,584,026
Uncommenced Renewal Leases - Leased SF(1)	624,502
Uncommenced New Leases - Leased SF(1)	406,427
Leased SF	40,990,453
Percent Leased	92.2%

In-Place ABR(2)	$719,344
ABR Under Uncommenced Leases (in thousands)(2)(3)	14,178
In-Place + Uncommenced ABR (in thousands)(2)	$733,522
In-Place + Uncommenced ABR per SF(2)	$17.89
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of September 30, 2026.
(2)See page 32 for further details on how these amounts are calculated.
(3)Includes $14.1 million of annualized base rent under Uncommenced New Leases and $36 thousand of annualized base rent under Uncommenced Renewal Leases.

Third Quarter 2026 Supplemental Financial Reporting Package	Page 36